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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated January 24, 1996 with respect to the financial statements of Jefferson Guaranty Bancorp, Inc. as of December 31, 1995, 1994 and 1993 and for the years then ended, and to all references to our Firm included in this registration statement and prospectus.


                                                            ARTHUR ANDERSEN LLP


New Orleans, Louisiana
October 15, 1996